Exhibit 99.2

Airspan Networks Inc. Announces Strong Second Quarter 2021 Revenue Growth and 5G Business Update

•	Pre-Business Combination Quarterly Revenue of $42.0 million, up 51% Q2 21 vs. Q2 20
•	First Half Revenue of $88.0 million, increasing 59% 1H 21 vs. 1H 20
•	First half 2021 growth driven by contributions from 5G, Open RAN, and Fixed Wireless Access (“FWA”) solutions
•	Business combination with New Beginnings Acquisition Corp. closed August 13, 2021, after the close of Q2

Boca Raton, FL – August 19, 2021 – Airspan Networks Inc. (“Airspan”), which provides a groundbreaking next-generation 5G platform, today announced results for the quarter and six months ended June 30, 2021. On August 13, 2021, Airspan Networks Inc. became a subsidiary of Airspan Networks Holdings Inc. following closing of a previously announced business combination with New Beginnings Acquisition Corp.

2021 Second Quarter Highlights:

•	Revenue of $42.0 million, up 51% from $27.8 million in Q2 2020
•	Gross profit of $19.2 million, up 31% from $14.7 million in Q2 2020
•	Second quarter net loss of $10.4 million, decreased from $11.1 million in Q2 2020
•	Adjusted EBITDA (non-GAAP measure) $5.4M Q2 2021 loss improved 25% from $7.1M loss in Q2 2020

First Half 2021 Highlights:

•	Revenue of $88.0 million, increased 59% from $55.4 million in 1H 2020
•	Gross profit of $40.2 million, increased 36% from $29.4 million in 1H 2020
•	First half net loss of $24.0 million, is unchanged from 1H 2020
•	Adjusted EBITDA (non-GAAP measure) $10.7 million loss in the first half improved by 34% from $16.3 million loss in 1H 2020

Airspan President and CEO Eric Stonestrom said, “We are delighted to have completed our business combination on August 13th. Our strong pre-combination second quarter 2021 results, when taken together with our first quarter performance, demonstrate we have excellent momentum as we continue to execute our growth strategy. We generated strong revenue from existing customers, expanded revenue from Fixed Wireless Access (FWA) and continued to diversify our customer base. We launched new 5G products filling out our solutions portfolio as we pursue the growing 5G addressable market.”

“Airspan Networks Inc.’s second quarter performance was led by strong revenue growth, with an increase of 51% in the second quarter and 59% over the first six months of the year compared with the respective 2020 periods, while gross profit was up 31% and adjusted EBITDA improved by 25% in Q2 21 vs Q2 20,” said David Brant, Airspan SVP and Chief Financial Officer.

Airspan Networks Holdings Inc.’s first earnings call will be scheduled following the close of the September 30 quarter.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

On August 13, 2021, Airspan closed its business combination agreement with New Beginnings Acquisition Corp. (“NBA”), pursuant to which Airspan became a wholly-owned subsidiary of NBA. At closing, NBA was renamed “Airspan Networks Holdings Inc.” and its common stock was listed on the NYSE American under the ticker symbol “MIMO.”

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan Networks Inc.’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Airspan’s control. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Airspan’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Relations and Media Contact:

Howie Waterman

917-359-5505

hwaterman@airspan.com

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$12,208	$18,196
Restricted cash	187	422
Accounts receivable, net of allowance of $256 and $374 at June 30, 2021 and December 31, 2020, respectively	40,671	71,621
Inventory	13,048	12,019
Prepaid expenses and other current assets	9,062	7,602
Total current assets	75,176	109,860
Property, plant and equipment, net	6,425	4,833
Goodwill	13,641	13,641
Intangible assets, net	7,031	7,629
Right-of-use assets, net	7,750	7,882
Other non-current assets	3,781	3,837
Total assets	$113,804	$147,682

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,890	$36,849
Deferred revenue	4,729	7,521
Other accrued expenses	26,251	22,538
Subordinated debt	10,316	10,065
Current portion of long-term debt	288	298
Total current liabilities	59,474	77,271
Long-term debt	-	2,087
Subordinated term loan - related party	36,325	34,756
Senior term loan	38,895	36,834
Other long-term liabilities	21,285	17,147
Total liabilities	155,979	168,095

Commitments and contingencies
Mezzanine equity:
Convertible preferred stock, $0.0001 par value; 9,293,156 shares authorized at June 30, 2021 and December 31, 2020; 4,594,410 and 4,581,404 shares issued and outstanding at June 30, 2021 and December 31, 2020	364,128	363,481

Stockholders’ deficit:
Common stock, $0.0003 par value; 10,000,000 shares authorized; 205,057 and 202,705 shares issued at June 30, 2021 and December 31, 2020, and 205,057 and 202,582 shares outstanding at June 30, 2021 and December 31, 2020	-	-
Class B Common stock, $0.0003 par value; 482,838 shares authorized; 466,952 shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Class C Common stock, $0.0003 par value; 2,630,840 shares authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Additional paid-in capital	312,989	311,431
Accumulated deficit	(719,292)	(695,325)
Total stockholders’ deficit	(406,303)	(383,894)
Total liabilities, mezzanine equity and stockholders’ deficit	$113,804	$147,682

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Products and software licenses	$35,041	$16,565	$74,040	$35,293
Maintenance, warranty and services	7,007	11,228	13,943	20,078
Total revenues	42,048	27,793	87,983	55,371

Cost of revenues:
Products and software licenses	21,727	11,846	45,615	23,835
Maintenance, warranty and services	1,093	1,240	2,196	2,097
Total cost of revenues	22,820	13,086	47,811	25,932
Gross profit	19,228	14,707	40,172	29,439

Operating expenses:
Research and development	15,524	12,497	29,898	25,713
Sales and marketing	7,482	6,490	14,842	14,413
General and administrative	4,445	3,915	8,900	7,947
Amortization of intangibles	299	389	598	778
Loss on sale of assets	-	-	-	22
Total operating expenses	27,750	23,291	54,238	48,873

Loss from operations	(8,522)	(8,584)	(14,066)	(19,434)

Interest expense, net	(2,512)	(1,606)	(4,950)	(3,196)
Gain on extinguishment of debt	2,096	-	2,096	-
Other expense, net	(1,388)	(770)	(6,880)	(1,240)

Loss before income taxes	(10,326)	(10,960)	(23,800)	(23,870)

Income tax expense	(92)	(93)	(167)	(198)

Net loss	$(10,418)	$(11,053)	$(23,967)	$(24,068)

Loss per share - basic and diluted	$(15.55)	$(16.51)	$(35.78)	$(35.95)
Weighted average shares outstanding - basic and diluted	670,043	669,534	669,839	669,534

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(23,967)	$(24,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,129	2,436
Foreign exchange gain on long-term debt	(1)	(12)
Bad debt expense	138	-
Gain on extinguishment of debt	(2,096)	-
Share-based compensation	1,489	987
Total adjustments	1,659	3,321
Changes in operating assets and liabilities:
Decrease in accounts receivable	30,812	3,016
(Increase) decrease in inventory	(1,029)	2,886
(Increase) decrease in prepaid expenses and other current assets	(1,460)	977
Decrease (increase) in other operating assets	56	(15)
(Decrease) in accounts payable	(18,959)	(5,566)
(Decrease) increase in deferred revenue	(2,792)	391
Increase (decrease) in other accrued expenses	3,713	(368)
Increase in other long-term liabilities	4,270	1,797
Increase in accrued interest on long-term debt	3,881	1,800
Net cash used in operating activities	(3,816)	(15,829)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,123)	(404)
Net cash used in investing activities	(3,123)	(404)

Cash flows from financing activities:
Borrowings under line of credit, net	-	1,790
Borrowings under other long-term debt	-	2,073
Proceeds from the exercise of stock options	69	-
Proceeds from the sale of Series G stock, net	-	11,913
Proceeds from the sale of Series H stock, net	505	-
Proceeds from the issuance of Series H warrants	142	-
Net cash provided by financing activities	716	15,776

Net decrease in cash, cash equivalents and restricted cash	(6,223)	(457)

Cash, cash equivalents and restricted cash, beginning of year	18,618	3,013

Cash, cash equivalents and restricted cash, end of year	$12,395	$2,556

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(in thousands)

	Six Months Ended June 30,
	2021	2020

Supplemental disclosures of cash flow information
Cash paid for interest	$4,938	$3,144
Cash paid for income taxes	$976	$448

Supplemental disclosure of non-cash financing activities:
Issuance of preferred stock upon conversion of debt	$-	$23,571
Conversion of debt to preferred stock	$-	$(23,571)

AIRSPAN NETWORKS INC.

UNAUDITED NON-GAAP DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Loss	$(10,418)	$(11,053)	$(23,967)	$(24,068)

Adjusted for:
Interest expense, net	2,512	1,606	4,950	3,196
Income tax expense	92	93	167	198
Depreciation and amortization	1,076	1,204	2,129	2,346
EBITDA	(6,738)	(8,150)	(16,721)	(18,328)
Share-based compensation expense	828	495	1,489	987
Warrant fair value change	545	534	4,517	1,064
Adjusted EBITDA	$(5,365)	$(7,121)	$(10,715)	$(16,277)